UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2011

ECOTALITY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero, Suite 3720
San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 10, 2011, Ecotality, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement with ABB Technology Ventures Ltd. (the “Investor”) pursuant to which the Investor agreed to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for an aggregate purchase price of $10,000,000 (the “Investment”).

On January 13, 2011, in connection with the Investment and the Securities Purchase Agreement, the Company entered into an Investor Rights Agreement with the Investor pursuant to which the Company agreed to file a registration statement providing for the resale of the securities purchased by the Investor under the Securities Purchase Agreement.  The registration statement must be filed no later than 45 days after the closing date under the Securities Purchase Agreement.  The registration statement must be declared effective by the Securities and Exchange Commission (the “SEC”) no later than 90 days after the closing date (or, in the event of a “full review” by the SEC, no later than 120 days after the closing date).  The Company will be required to pay liquidated damages to the Investor as set forth in the Investor Rights Agreement if it fails to meet these deadlines.

The Investor will initially have the right to nominate two directors to be elected to the Company’s Board of Directors.  If, at any time after the closing, the Investor ceases to beneficially own at least 15% (but continues to own at least 8%) of the issued and outstanding Common Stock, the Investor will have the right to nominate only one director.  If, at any time after the closing, the Investor ceases to beneficially own at least 8% of the issued and outstanding Common Stock, the Investor will not have a right to nominate any directors.

Additionally, the Company has granted certain participation rights to the Investor such that, for the next five years, so long as the Investor continues to hold at least 2% of the issued and outstanding Common Stock, the Investor may participate pro rata in certain equity issuances by the Company.

The foregoing description of the terms and conditions of the Investor Rights Agreement is qualified in its entirety by the full text of the Investor Rights Agreement attached hereto as an Exhibit.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure in Item 1.01 is incorporated herein by reference.

The closing of the Investment occurred on January 13, 2011.  At the closing, the Company received gross proceeds of $10,000,000 and issued 2,604,167 shares of Common Stock to the Investor at a purchase price of $3.84 per share.  The Company also issued a five year Warrant to the Investor to purchase 1,041,667 shares of Common Stock at an exercise price of $4.91 per share.  Under the terms of the Warrant, the Company may not effect any exercise of the Warrant in an amount that would result in the Investor or its affiliates beneficially owning more than 19.99% of the outstanding Common Stock upon such an exercise.

The securities offered and described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The issuance of the securities in the transaction described above will be effected without registration under the Securities Act in reliance on Section 4(2) thereof or Rule 506 of Regulation D thereunder based on the status of the Investor as an accredited investor as defined under the Securities Act, and such transaction will be effected without using any form of general advertising or general solicitation as such terms are used in Regulation D.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 13, 2011, Mr. E. Slade Mead resigned as a member of the Board of Directors of the Company.  Mr. Mead will be retained as a Board observer and will continue to attend and participate in a non-voting capacity at all Board meetings until October 31, 2011.  There were no disagreements with Mr. Mead on any matter relating to the Company’s operations, policies or practices.  A copy of Mr. Mead’s resignation letter is attached as an Exhibit.

On January 13, 2011, Colonel Barry S. Baer resigned as a member of the Board of Directors of the Company.  Colonel Baer will remain with the Company as Secretary and Assistant Treasurer.  There were no disagreements with Colonel Baer on any matter relating to the Company’s operations, policies or practices.  A copy of Colonel Baer’s resignation letter is attached as an Exhibit.

On January 13, 2011, Mr. Enrique Santacana and Mr. Andrew Tang were appointed to the Board of Directors to fill the vacancies left by the resignations of Mr. Mead and Colonel Baer.  Mr. Santacana and Mr. Tang were nominated by the Investor in connection with the Investor Rights Agreement, and the Company was obligated to confirm their appointment to the Board of Directors as a condition to closing the Investment.

Mr. Santacana is currently the President and Chief Executive Officer of ABB Inc. and the Region Manager of ABB North America, each of which are affiliates of the Investor (ABB Inc., ABB North America and the Investor are collectively referred to herein as “ABB”).  Mr. Santacana joined ABB in 1977.  Since then he has held a variety of management positions including Region Division Manager for Power Products in North America.  Prior to that, he was Vice President and General Manager of the Medium Voltage Products business unit of ABB’s Power Technologies division in North America.  A licensed professional engineer in North Carolina, Mr. Santacana is a member of the Institute of Electrical and Electronic Engineers and the National Society of Professional Engineers.  Mr. Santacana earned a Bachelor of Science in Electrical Engineering from the University of Puerto Rico; a Master of Engineering in Electric Power Engineering from Rensselaer Polytechnic Institute; and a Master of Business Administration from Duke University.  Mr. Santacana sits on the Board of Governors of the National Electrical Manufacturers Association where he is a member of the Executive Committee, and is also a member of the Business Roundtable where is a Vice Chair of their Sustainable Growth Initiative.  He has also served on the U.S. Department of Energy’s Electricity Advisory Committee where he helped the Department of Energy meet requirements of the Energy Policy Act of 2005 and the Energy Independence and Security Act of 2007.

Mr. Tang currently serves as Managing Director of the Investor.  Mr. Tang joined ABB in 2010 with over ten years of venture capital and investment banking experience.  Prior to joining ABB, Mr. Tang was a Managing Director at DFJ DragonFund.  He was also a partner at Infineon Ventures, and has worked at Infineon Technologies and Credit Suisse First Boston.  Mr. Tang earned a Bachelor of Science in Electrical Engineering from the University of Texas at Austin; a Master of Science in Electrical Engineering from Massachusetts Institute of Technology; and a Master of Business Administration from The Wharton School, University of Pennsylvania.  Mr. Tang holds a U.S. patent and has been published in numerous technical journals in the advance materials field.

Indemnification Agreements with Directors and Officers

On January 13, 2011, the Company entered into indemnification agreements with Mr. Santacana and Mr. Tang, and has offered indemnification agreements to each of its remaining directors and certain executive officers, including Jonathan Read (President and Chief Executive Officer), H. Ravi Brar (Chief Financial Officer) and Barry Baer (Secretary and Assistant Treasurer).  Under the terms of the indemnification agreements, the Company has agreed to indemnify and to advance expenses to the indemnitees to the fullest extent permitted by applicable law.

The foregoing description of the terms and conditions of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement attached hereto as an Exhibit.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

10.1	Investor Rights Agreement

10.2	Form of Indemnification Agreement

17.1	Resignation Letter of E. Slade Mead

17.2	Resignation Letter of Barry S. Baer

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	January 18, 2011
Jonathan R. Read

/s/ H. Ravi Brar	Chief Financial Officer	January 18, 2011
H. Ravi Brar